Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Solar Power, Inc. on Form F-4 of our report dated April 15, 2014 on the 2013 consolidated financial statements of Solar Power, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

San Francisco, California

May 11, 2015